                                                                      Exhibit 1


                                   5,200,000

                            POPULAR CAPITAL TRUST II
          6.125% Cumulative Monthly Income Trust Preferred Securities,
        Guaranteed to the extent set forth in the Guarantee Agreement by

                                 POPULAR, INC.

                             UNDERWRITING AGREEMENT


                                                              November 24, 2004


Popular Securities, Inc.
As representative
of the several Underwriters named in Schedule 1
Hato Rey, Puerto Rico 00918

Ladies and Gentlemen:

         POPULAR CAPITAL TRUST II, a statutory trust created under the Statutory Trust Act (the "Delaware Act") of the state of Delaware (the "Trust"), proposes, subject to the terms and conditions stated herein, to issue and sell to you and the other underwriters named in Schedule 1 hereto (collectively, the "Underwriters"), for whom you are acting as the representative (the "Representative") 5,200,000 of its 6.125% Cumulative Monthly Income Trust Preferred Securities (the "Trust Preferred Securities"). The Trust Preferred Securities shall have the terms described in the Prospectus (as defined below).

         The Trust Preferred Securities shall be guaranteed by Popular, Inc. (the "Company") to the extent set forth in the Prospectus, with respect to the distributions and amounts payable upon liquidation and redemption, pursuant to the Guarantee Agreement, to be dated as of the Closing Date (as defined below) (the "Guarantee Agreement"), and to be executed and delivered by the Company and J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, N.A.), a national banking association ("J.P. Morgan"). The proceeds from the sale of the Trust Preferred Securities will be aggregated with the proceeds from the sale by the Trust to the Company of the Common Securities of the Trust (the "Common Securities") and will be used by the Trust to purchase 6.125% junior subordinated debt securities (the "Debentures") issued by the Company. The Trust Preferred Securities and the Common Securities will be issued pursuant to an Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement") among the Company, Chase Manhattan Bank USA, National Association, a national banking association (the


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"Delaware Trustee"), Jorge A. Junquera and Richard Barrios, both of whom are employees or officers of or affiliated with the Company (the "Administrative Trustees"), and J.P. Morgan, as "Property Trustee" and "Guarantee Trustee" (the Delaware Trustee, the Administrative Trustees, the Property Trustee and the Guarantee Trustee, collectively, the "Trustees"). The Debentures will be issued pursuant to a Junior Subordinated Indenture dated as of October 31, 2003 (the "Indenture"), among the Company and J.P. Morgan, as trustee (the "Indenture Trustee"). You have agreed to act as representative of the underwriters (the "Underwriters") in connection with the sale of the Trust Preferred Securities.

         The Company and the Trust hereby confirm as follows its agreements with the Representative and the several other Underwriters.

         1.       Agreement to Sell and Purchase.

                  (a) On the basis of the representations, warranties and agreements of the Company and the Trust herein contained and subject to all the terms and conditions of this Agreement, the Trust agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Trust at a purchase price of $25 per Trust Preferred Security, the number of Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule 1 hereto, plus such additional number of Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to Section 9 hereof.

                  (b) Because the proceeds from the sale of the Trust Preferred Securities shall be used to purchase the Debentures from the Company, as compensation for its services hereunder, the Company will pay to the Underwriters a nonrefundable fee in immediately available funds equal to $4,095,000, which shall be fully earned upon the delivery of the Trust Preferred Securities on the Closing Date (as such term is defined below).

         2. Delivery and Payment. Delivery of the Trust Preferred Securities shall be made to the Representative for the accounts of the Underwriters at the office of Pietrantoni Mendez & Alvarez LLP, counsel to the Company, Banco Popular Center, 19th Floor, Hato Rey, Puerto Rico, against payment of the purchase price by wire transfer of immediately available funds to the bank account designated by the Company. Such payment shall be made at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement, or such other time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the "Closing Date"). Time shall be of the essence and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

         Certificates evidencing the Trust Preferred Securities shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date by written notice to the Trust. For the purpose of expediting the checking and packaging of certificates for the Trust Preferred Securities, the Trust agrees to make


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such certificates available for inspection at least 24 hours prior to the
Closing Date.

         Notwithstanding the other provisions of this Section 2, if transactions in the Trust Preferred Securities can be settled through the facilities of The Depository Trust Company ("DTC"), payment for and delivery of the Trust Preferred Securities on the Closing Date will be made through the facilities of DTC if you are a member, unless you have otherwise notified us prior to the date specified by you, or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instruction you may send to us prior to such specified date. The cost of original issue tax stamps, if any, in connection with the issuance, sale and delivery of the Trust Preferred Securities by the Trust to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Trust Preferred Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal, state or Commonwealth of Puerto Rico stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale or delivery to such Underwriter of the Trust Preferred Securities.

         3. Representations and Warranties. Each of the Trust and the Company jointly and severally represents and warrants, and agrees with, each Underwriter that:

                  (a) The Company and the Trust, as co-registrant with the Company, meet the requirements for use of Form S-3, and a registration statement (Registration No. 333-120340) on Form S-3 with respect to the Trust Preferred Securities, including a base Prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission and has become effective. No stop order suspending the effectiveness of the registration statement or preventing or suspending the use of the Prospectus or any Preliminary Prospectus (as defined below) has been issued and, to the Company's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission. The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Trust Preferred Securities included at any time as part of the foregoing registration statement or any amendment thereto before it became effective under the Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(b) of the Rules and Regulations. Copies of such registration statement, any such amendment and each related Preliminary Prospectus and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement have been delivered to the Representative and its counsel. A final prospectus relating to the Trust Preferred Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations has been or will be prepared and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term "Registration Statement" means such registration statement as amended at the time it became effective (the "Effective Date"), including financial statements and all exhibits


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
and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date (but excluding the Forms T-1) and any prospectus supplement filed thereafter with the Commission, and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Prospectus" means, collectively, the base prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, that is incorporated therein by reference. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Prospectus delivered to the Representative for use in connection with the offering of the Trust Preferred Securities by the Trust.

                  (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendments or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, conformed or will conform in all material respects with the requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Rules and Regulations; each part of the Registration Statement (excluding any prospectus supplement with respect to an offering of securities other than the offering of the Trust Preferred Securities contemplated hereby), when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply to the statements in or omissions from any such document relating to any Underwriter in reliance upon, and in conformity with, written information relating to such Underwriter furnished to the Company by the Representative, or by any Underwriter through the Representative, specifically for use in the preparation thereof. The Company has not distributed any offering material in connection with the offering or sale of the Trust Preferred Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, when they became or become effective under the Act or were or are filed with the Commission under


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the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act, the Trust Indenture Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"), as applicable.

                  (d) The Trust has been duly formed and is validly existing and in good standing as a statutory trust under Delaware law with power and authority to own its property and conduct its business as described in the Prospectus. All of the outstanding beneficial interests of the Trust have been duly authorized and validly issued and are fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of such beneficial interests of the Trusts have no preemptive or other rights to acquire Trust Preferred Securities or Common Securities.

                  (e) The Trust Agreement has been duly authorized; and when the Trust Preferred Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Trust Agreement will have been duly executed and delivered and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, as amended, and constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles. The Guarantee Agreement has been duly authorized; and when the Trust Preferred Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Guarantee Agreement will have been duly executed and delivered and will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (g) The Trust Preferred Securities have been duly authorized; when the Trust Preferred Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Trust Preferred Securities will (i) have been validly issued and fully paid, (ii) represent nonassessable undivided beneficial interest in the assets of the Trust, (iii) be entitled to the benefits set forth in the Trust Agreement and (iv) conform to the description thereof contained in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and the holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

                  (h) The Common Securities have been duly authorized; when the Common


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Securities are delivered and paid for pursuant to this Agreement on the Closing
Date, such Common Securities will (i) have been validly issued and fully paid,
(ii) represent nonassessable undivided beneficial interest in the assets of the Trust, (iii) be entitled to the benefits set forth in the Trust Agreement and
(iv) conform to the description thereof contained in the Registration
Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and the holders of the Common Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware; and at the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity.

                  (i) The only direct or indirect subsidiaries of the Company ("Subsidiaries") that are "significant subsidiaries" as defined in Rule 405 of Regulation C of the Rules and Regulations under the Act (each, a "Significant Subsidiary") are Banco Popular de Puerto Rico, a Puerto Rico corporation ("Banco Popular"), Popular International Bank, Inc., a Puerto Rico corporation, Popular North America, Inc., a Delaware corporation, Banco Popular North America, Inc., a New York corporation, and Equity One, Inc., a Delaware corporation. The Company has been and, at the Closing Date, will be duly organized and validly existing as a corporation under the laws of the Commonwealth of Puerto Rico and is and, at the Closing Date, will be in good standing in the Commonwealth of Puerto Rico. The Company is and will be as of the Closing Date registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA") and its election to be treated as a financial holding company under the BHCA, as amended by the Gramm-Leach-Bliley Act, is and will remain in full force and effect. Each of the Significant Subsidiaries is and, at the Closing Date, will be a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and its Significant Subsidiaries is and, at the Closing Date, will be duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations), and are owned directly or indirectly by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances.

                  (j) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Debentures to be issued and sold by the Company will be, upon such issuance and payment therefore, duly authorized, valid, binding and enforceable obligations of


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the Company. The Company has, and, upon completion of the sale of the
Debentures, will have, an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement, the Preliminary Prospectus and the Prospectus is, and at the Closing Date, will be, complete and accurate in all respects. No holders of securities of the Company are entitled to have such securities registered under the Registration Statement, except where such rights have been waived.

                  (k) The consolidated financial statements and the related notes of the Company included in the Registration Statement or incorporated by reference therein and in the Prospectus present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved. PricewaterhouseCoopers LLP (the "Accountants"), who have reported on those of such financial statements and related notes which are audited, are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable and published rules and regulations.

                  (l) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (m) Except as set forth in the Registration Statement and Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, (i) there has not been, and will not have been, any material adverse change in the business, properties, financial condition, net worth or results of operations of the Company and its Subsidiaries considered as a single enterprise, (ii) neither the Company nor any of its Significant Subsidiaries have entered into, or will have entered into any transactions that would be considered material to the Company and its Subsidiaries considered as a single enterprise, other than pursuant to this Agreement, and (iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for the payment or declaration of quarterly dividends on the Company's common stock (the "Common Stock"), and the payment of monthly dividends on the Company's preferred stock, in each case in the ordinary course of its business.

                  (n) Neither the Trust nor the Company is and, after giving effect to the offering and sale of the Trust Preferred Securities and the Debentures and the application of the proceeds thereof as described in the Prospectus, neither of them will be, required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").


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                  (o)      Except as set forth or incorporated by reference in
the Registration Statement and the Prospectus, there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending or threatened against or affecting the Company or any of its Significant Subsidiaries, or any directors, officers or shareholders of the Company or any of its Significant Subsidiaries in their respective capacities as such, or any of the properties or assets owned or leased by the Company or any of its Significant Subsidiaries, before or by any Federal, state or Commonwealth of Puerto Rico court, commission, regulatory board, administrative agency or other governmental body, domestic or foreign (collectively, a "Governmental Body"), wherein an unfavorable ruling, decision or finding would adversely affect the business, prospects, financial condition, net worth or results of operations of the Company and its Subsidiaries considered as a single enterprise and would be required to be disclosed in the Registration Statement and Prospectus. Neither the Company nor any Significant Subsidiary is in violation of, or in default with respect to, any law, rule, or regulation, or any order, judgment, or decree, except as described in the Prospectus or such as in the aggregate do not now have and can reasonably be expected in the future not to have a material adverse effect upon the operations, business, properties, or assets of the Company and its Subsidiaries considered as a single enterprise; nor is the Company or any Significant Subsidiary presently required under any order, judgment or decree to take any action in order to avoid any such violation or default, except as described in the Prospectus.

                  (p) The Company and each of its Significant Subsidiaries possess and, at the Closing Date, will possess adequate governmental permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") necessary to carry on their respective businesses and own or lease their respective properties as contemplated in the Registration Statement and Prospectus. The Company and each of its Significant Subsidiaries have and, at the Closing Date, will have complied in all material respects with all laws, regulations and orders applicable to it or its business, assets and properties, except for such violations, individually or in the aggregate, which are not reasonably expected to have a material adverse effect upon the operations, business, properties or assets of the Company and its Significant Subsidiaries considered as a single enterprise. Neither the Company nor any of its Significant Subsidiaries is, nor, at the Closing Date, will be in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which they are a party or by which their respective properties are bound or affected, the violation of which would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise. There are no governmental proceedings or actions pending or threatened for the purpose of suspending, modifying or revoking any License held by the Company or any of its Significant Subsidiaries, except where such suspension, modification or revocation would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (q) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Trust Preferred Securities by the Trust or in connection with the issuance and sale of the Debentures by the Company, except such as have been obtained and such as may be required under state or Commonwealth of Puerto Rico securities or blue sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Trust Preferred Securities to be sold hereby.

                  (r) Both the Trust and the Company have full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. This Agreement has been duly authorized, executed and delivered by the Trust and the Company and constitutes a valid and binding agreement of each of them and is enforceable against each of them in accordance with the terms hereof, except as rights to indemnity and contribution may be limited by federal, state or Commonwealth of Puerto Rico securities laws or the public policy underlying such laws. Except as disclosed in the Registration Statement and the Prospectus, the execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Trust, the Company or any of the Significant Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Trust Agreement or the Certificate of Incorporation or By-laws of the Company or any Significant Subsidiary, in each case as amended, or (ii) any contract or other agreement to which the Trust or the Company or any of the Significant Subsidiaries is a party or by which it or any of their respective assets or properties are bound or affected, the violation of which, in the case of the Company and the Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the Trust, the Company or any of the Significant Subsidiaries or their respective businesses or properties, the violation of which, in the case of the Company and the Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the financial condition or the earnings, prospects or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (s) No statement, representation, or warranty made by the Trust or by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by an officer of the Company and delivered to the Representative or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (t) Neither the Trust, the Company nor any of their directors, officers or affiliates has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Trust Preferred Securities or otherwise.

                  (u) Neither the Company nor any of its Significant Subsidiaries is involved in any collective labor dispute with its employees nor is any such dispute threatened or imminent.

                  (v) Neither the Trust, the Company nor any of its Significant Subsidiaries nor, to their best knowledge, any employee or agent of the Trust, the Company or any Significant Subsidiary has made any payment of funds of the Trust, the Company or any Significant Subsidiary or received or retained any payment of funds of the Trust, the Company or any Significant Subsidiary in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (w) The business, operations and facilities of the Trust, the Company and its Significant Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state, or the Commonwealth of Puerto Rico or any political subdivision thereof, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and neither the Company nor any of its Significant Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damages to natural resources), except where failure to so comply would not have a material adverse effect on the financial condition, or the earnings or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (x) The Trust, the Company and each of its Significant Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in the case of the Company and each of its Significant Sub sidiaries, for any failure to file that would not have a material adverse effect on the financial condition, or the earnings or business affairs of the Company and its Subsidiaries considered as a single enterprise.

                  (y) The Company and the Trust meet the requirements for use of Form S-3 under the Rules and Regulations and the use of Rule 415 under the Rules and Regulations.

                  (z) The deposit accounts of Banco Popular, and of each of the other Significant Subsidiaries of the Company that are depository institutions, are insured by the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. Banco Popular is a member in good standing of the Federal Reserve Bank of New York and of the Federal Home Loan Bank of New York.

                  (aa) Neither of the Trust, the Company nor any of its Significant Subsidiaries or any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations, except as disclosed in the Prospectus and except, in the case of the Company and its Significant Subsidiaries, for any such order, directive or agreement that is not material to the Company and its Subsidiaries considered as a single enterprise.

                  (bb) The Company has derived on an annual basis more than 20% of its gross income from Puerto Rico sources or from the conduct of a trade or business in Puerto Rico since its incorporation in accordance with the applicable sourcing rules under the Puerto Rico Internal Revenue Code of 1994, as amended.

                  (cc) The Company is not a "passive foreign investment company" ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not anticipate that it will become a PFIC in the foreseeable future.

                  (dd) The Company is not a party to any agreement or order of any governmental entity or court that, as of the date hereof, and assuming no material adverse change to the Company's financial condition, restricts its ability to pay interest on a monthly basis on the Debentures or restricts the ability of the Trust to make monthly distributions on the Trust Preferred Securities.

                  (ee) The Trust is not a party to any agreement and has not conducted any activities other than those incidental to its organization and to the issuance of the Trust Preferred Securities and the Common Securities, and is not subject to any order of any court or other governmental entity.

                  (ff) The Trust Preferred Securities have been approved for listing on the NASDAQ National Market.

                  (gg) The Company has received a ruling from the Puerto Rico Treasury Department (the "Ruling"), a copy of which has been provided to the underwriters, to the effect that the Trust will not be treated as a taxable entity and to the effect that monthly distributions made by the Trust will be taxed for Puerto Rico income tax purposes at a 10% rate if made to investors that have not opted out of the 10% tax rate.

         4. Agreements of the Company and the Trust. Each of the Trust and the Company, jointly and severally covenants and agrees with each of the several Underwriters as follows:

                  (a) If a Prospectus Supplement has not been filed as contemplated by Section 3(a) hereof, the Company and the Trust will cause the Prospectus Supplement to be filed as contemplated by Section 3(a) hereof (but only if the Representative has not reasonably objected thereto by notice to the Company and the Trust after having been furnished a copy within a reasonable time prior to filing) and will notify the Representative promptly of such filing. The Company and the Trust will not during such period as the Prospectus is required by law to be delivered in connection with sales of the Trust Preferred Securities by any Underwriter or dealer (the "Prospectus Delivery Period"), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing thereof and the Representative shall not have objected thereto in good faith.

                  (b) Each of the Company and the Trust will use its best efforts to cause the Registration Statement to remain effective through the completion of the Underwriters' distribution of the Trust Preferred Securities, and will notify the Representative promptly, and will confirm such advice in writing, (i) of the preparation and filing (subject to Section 4(a)) of any post-effective amendment to the Registration Statement and when any such post-effective amendment becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the suspension of the qualification or registration of the Trust Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose; (v) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (vi) of the receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission or any jurisdiction shall threaten to issue, or shall issue, any order suspending the effectiveness of the Registration Statement or suspending the qualification or registration of the Trust Preferred Securities for sale in any jurisdiction, the Company and the Trust will make every reasonable effort to prevent the issuance of such order and, if such an order should be issued, to obtain the withdrawal of such order at the earliest possible moment. Each of the Company and the Trust will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representative promptly of all such filings.

                  (c) If, at any time when a Prospectus relating to the Trust Preferred Securities is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the

Company or the Underwriters, the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Trust and the Company will promptly notify the Representative thereof and, subject to
Section 4(b) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  (d) The Company will furnish to the Representative, without charge, with a signed copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (e) The Company will comply with all the provisions of all undertakings contained in the Registration Statement.

                  (f) During the Prospectus Delivery Period, the Company will promptly furnish to the Underwriters, without charge, as many copies of the Prospectus (containing the Prospectus Supplement) and any amendment or supplement thereto as the Underwriters may from time to time reasonably request. The Company consents to the use of the Prospectus, as amended or supplemented from time to time, by the Underwriters and by all dealers to whom the Trust Preferred Securities may be sold, both in connection with the offering or sale of the Trust Preferred Securities and, thereafter, during the Prospectus Delivery Period. If during the Prospectus Delivery Period any event shall occur which in the judgment of the Company or the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if, in the judgment of the Company or the Underwriters, it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto. Except as required by the Exchange Act or the Exchange Act Rules and Regulations, the Company shall not file any document under the Exchange Act to which the Representative reasonably objects before the termination of the Prospectus Delivery Period if such document would be deemed to be incorporated by reference into the Prospectus.

                  (g) Prior to any public offering of the Trust Preferred Securities by the Underwriters, the Trust and the Company will cooperate with the Representative and its counsel in connection with the registration or qualification of the Trust Preferred Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (h) The Company will furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                  (i) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to the security holders of the Company as soon as practicable an earnings statement for the purposes of, and to provide for the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

                  (j) The Trust and the Company will apply the net proceeds from the offering and sale of the Trust Preferred Securities in the manner set forth in the Prospectus under "Use of Proceeds" and in compliance with the terms of the Ruling.

                  (k) The Trust and the Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Trust Preferred Securities to facilitate the sale or resale of any of the Trust Preferred Securities.

                  (l) Until the 30th business day following the Closing Date or such earlier time as you may notify the Trust or the Company, neither the Company nor any entity controlled by it will, without the consent of the Representative, publicly offer or sell, or announce the public offering of, any debt securities within the Commonwealth of Puerto Rico.

         5.       Expenses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all costs and expenses incidental to the performance by the Trust of its obligations under this Agreement, including, but not limited to, costs and expenses of or relating to
(i) the preparation, printing and filing by the Company of the Registration Statement and exhibits thereto, each Preliminary Prospectus prior to or during the period specified in the first sentence of Section 4(f) but not exceeding nine months after the Effective Date, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Trust Preferred Securities, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Trust Preferred Securities by the Underwriters or by dealers to whom Trust Preferred Securities may be sold, (iv) the filing fees and out-of-pocket expenses relating to such filings for any filings required to be made by the Underwriters with the NASD, (v) the registration or qualification of the Trust Preferred Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(g) and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (vi) counsel and accountants to the Company, and (vii) the transfer agent for the Trust Preferred Securities. The Company will also pay all fees and expenses of the Debenture Trustee, including the fees and disbursements of counsel for the Debenture Trustee in connection with the Indenture and the Debentures; the fees and expenses of the Property Trustee and the Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee in connection with the Certificate of Trust filed with the Delaware Secretary of State with respect to the Trust (the "Certificate of Trust") and the Trust Agreement; and the fees and expenses of the Guarantee Trustee, including the fees and disbursements of counsel for the Guarantee Trustee in connection with the Guarantee and the Guarantee Agreement.

                  (b) If the transactions contemplated by this Agreement are not consummated or if this Agreement is terminated by the Company or the Trust pursuant to any of the provisions hereof, the Company will reimburse the Representative for all of their accountable out-of-pocket fees and expenses (including the fees, disbursements and other charges of their counsel) incurred by them in connection herewith.

         6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Trust Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of the Trust and the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Trust and the Company made in any certificates pursuant to the provisions hereof, to the performance by the Trust and the Company of their obligations hereunder and to the following additional conditions:

                  (a) All filings required under Rule 424 and 430A of the Rules and Regulations to be made by the Company or the Trust prior to the Closing shall have been made by the Company or the Trust, as the case may be.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Trust Preferred Securities under the securities or blue sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (iv) after the date hereof no amendment or supplement to the Registration Statement or the

Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer, the President or any Senior Executive Vice President of the Company and the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of the foregoing clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Trust, or of the Company and its Subsidiaries considered as a single enterprise, whether or not arising from transactions in the ordinary course of business, and (ii) the Trust, or the Company and its Subsidiaries considered as a single enterprise, shall not have sustained any material loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, or from any labor dispute or any court or legislative or other governmental action, order or decree.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Trust, the Company or any Significant Subsidiary, or any of their officers, directors or shareholders in their capacities as such, or any of their assets or properties, before or by any Governmental Body in which litigation or proceeding, in the case of the Company and its Significant Subsidiaries, an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, financial condition, net worth or results of operations of the Company and its Subsidiaries considered as a single enterprise.

                  (e) Each of the representations and warranties of the Trust and the Company contained herein shall be true and correct at the Closing Date as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Trust or the Company and all conditions herein contained to be fulfilled or complied with by the Trust or the Company at or prior to the Closing Date shall have been fully performed, fulfilled or complied with.

                  (f) The Representative shall have received opinions, dated the Closing Date, from Pietrantoni Mendez & Alvarez, LLP, counsel for the Company, and Brunilda Santos de Alvarez, General Counsel of the Company, to the following effect:

                           (A)      in the case of the opinion from Pietrantoni
Mendez & Alvarez, LLP:

                                    (i)      The Company has been duly
organized and is validly existing as a corporation and is in good standing under the laws of the Commonwealth of Puerto Rico; Banco Popular is a banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico;

                                    (ii)     The Registration Statement is
effective under the Act; any
required filing of the Prospectus Supplement pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or are threatened or contemplated under the Act;

                                    (iii)    The Registration Statement and the
Prospectus, as of their respective dates, appeared on their face to be appropriately responsive, in all material respects (other than the documents incorporated therein by reference and not including the financial statements, schedules and other financial data contained therein, as to which such counsel need not express any opinion), with the requirements of the Act and the related Rules and Regulations thereunder;

                                    (iv)     The descriptions contained and
summarized in the Registration Statement or the Prospectus, or incorporated therein by reference, are accurate and fairly represent in all material respects the information required to be shown in the Registration Statement and Prospectus by the Act and the Rules and Regulations; and the statements set forth under the headings "Description of Junior Subordinated Debt Securities," "Description of Trust Preferred Securities," "Description of Guarantees," "Relationship Among Trust Preferred Securities, Junior Subordinated Debt Securities and Guarantees," and "Plan of Distribution" in the Prospectus, and under the headings "Description of Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee," and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus Supplement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary of such legal matters, documents and proceedings;

                                    (v)      The Company has full legal right,
power, and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company;

                                    (vi)     The Indenture has been duly
authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, as amended, and (assuming the Indenture has been duly authorized, executed and delivered by the Debenture Trustee) constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles; and the Debentures have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, the Debentures will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles;

                                    (vii)    The Guarantee Agreement has been
duly authorized, executed and delivered by the Company, and (assuming the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantee Trustee) constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles; and the Trust Agreement has been duly authorized, executed and delivered by the Company and each of the Administrative Trustees.

                                    (viii)   None of the Company's execution or
delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any Encumbrance upon, any property or assets of the Company pursuant to (A) the terms of the Certificate of Incorporation or By-laws of the Company, in each case as amended; or (B) any statute, rule or regulation of any Governmental Body having jurisdiction over the Company or any of its activities or properties; and no consent, approval, authorization or order of any Governmental Body has been or is required for the Company's performance of this Agreement, the Guarantee Agreement, the Indenture, the Debentures, or the Trust Agreement, or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state or Commonwealth of Puerto Rico securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Trust Preferred Securities;

                                    (ix)     Neither the Company nor the Trust
are required to be registered as an investment company under the Investment Company Act; and

                                    (x)      The deposit accounts of Banco
Popular are insured by the BIF of the FDIC to the legal maximum, and to such counsel's knowledge no proceeding for the termination or revocation of such insurance is pending or threatened. Banco Popular is a member of the Federal Reserve Bank of New York and of the Federal Home Loan Bank of New York.

         In addition, such counsel shall state that in the course of the preparation of the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences such counsel made inquiries of such officers, representatives and Accountants and discussed the contents of the Prospectus and, on the basis of the foregoing and of the experience such counsel has gained through its practice under the Act, nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the date it became effective or the Prospectus as of its date and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in the Prospectus). Such counsel may state that they make no representation that they have independently verified the accuracy or completeness of the statements contained in the Registration Statement and Prospectus.

                           (B)      in the case of the opinion from Brunilda
Santos de Alvarez:

                                    (i)      The Company has been duly
organized and is validly existing as a corporation and is in good standing under the laws of the Commonwealth of Puerto Rico. Each of Banco Popular and each of the other Significant Subsidiaries is a corporation or bank duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company, Banco Popular, and each of the other Significant Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, or the earnings or business affairs of the Company and its Subsidiaries considered as a single enterprise;

                                    (ii)     The Company has an authorized
capitalization as set forth in the Prospectus; the Company has duly authorized the issuance and sale of the Debentures to be sold by it to the Trust and has duly authorized the creation of the Trust and the issuance and sale by the Trust of the Trust Preferred Securities to be sold by it hereunder; such Debentures and Trust Preferred Securities, when issued by the Company and the Trust, respectively, will be validly issued, fully paid and nonassessable legal, valid and binding obligators of the Company and the Trust, respectively, enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles, will conform in all material respects to the descriptions thereof contained in the Prospectus, and will not be subject to any preemptive, subscription or other similar rights; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement, except for holders who have waived any such registration rights;

                                    (iii)    The Guarantee Agreement has been
duly authorized, executed and delivered by the Company, and (assuming the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantee Trustee) constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles; and the Trust Agreement has been duly authorized, executed and delivered by the Company and each of the Administrative Trustees;

                                    (iv)     To the knowledge of such counsel,
there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not filed or incorporated therein by reference as required by the Act and the Rules and Regulations;

                                    (v)      To the knowledge of such counsel,
there is not pending or threatened against the Trust, the Company or any of its Significant Subsidiaries, any legal action or proceeding, suit, arbitration, claim, or governmental or other proceeding (informal or formal) or investigation before or by any Governmental Body, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein or in the materials incorporated by reference therein, and to the knowledge of such counsel, no such proceedings have been threatened against the Trust, the Company or any of its Significant Subsidiaries, or any of their respective assets or properties. To the knowledge of such counsel, neither the Trust, the Company, nor any Significant Subsidiary is in violation of, or in default with respect to, any law, rule, or regulation, or any order, judgment or decree, except as described in the Registration Statement or Prospectus or in the materials incorporated by reference therein, or, in the case of the Company and its Significant Subsidiaries, such as in the aggregate do not now have and can reasonably be expected in the future not to have a material adverse effect upon the operations, business, properties, or assets of the Company and its Subsidiaries considered as a single enterprise; nor is the Trust, the Company, or any Significant Subsidiary presently required under any order, judgment or decree to take any action in order to avoid any such violation or default;

                                    (vi)     Each of the Company and the Trust
has full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company and the Trust;

                                    (vii)    None of the Company's or the
Trust's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" in the Prospectus and the Prospectus Supplement conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon, any property or assets of the Trust, the Company, or any of its Significant Subsidiaries, pursuant to (A) the terms of Trust Agreement or the Certificate of Incorporation or By-laws of the Company or any Significant Subsidiary, in each case as amended; (B) the terms of any contract or other agreement to which the Trust, the Company or any Significant Subsidiary is a party or by which any of them is or may be bound or to which any of their properties is or may be subject and of which such counsel has knowledge; (C) any statute, rule or regulation of any Governmental Body having jurisdiction over the Trust, the Company or any Significant Subsidiary or any of their activities or properties; (D) the Ruling; or (E) the terms of any judgment, decree or order of any court, arbitrator or Governmental Body having such jurisdiction and of which such counsel has knowledge, the breach of which, in the case of the Company and the Significant Subsidiaries, would result in a material adverse effect on the financial condition of the Company and its Subsidiaries, considered as a single enterprise; and no consent, approval, authorization or order of any Governmental Body has been or is required for the Company's or the Trust's performance of this Agreement, the Guarantee Agreement, the Indenture, the Debentures or the Trust Agreement, or the consummation of the transactions contemplated thereby, except such as have been obtained under the Act or may be required under state or Commonwealth of Puerto Rico securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Trust Preferred Securities;

                                    (viii)   To such counsel's knowledge, the
conduct of the respective businesses of the Trust, the Company and its Significant Subsidiaries are not in violation of any federal, state or local statute, administrative regulation or other law, which violation, in the case of the Company and the Significant Subsidiaries, is likely to have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise; and the Trust, the Company and its Significant Subsidiaries have obtained all material licenses as are necessary or required for the conduct of their businesses as presently conducted;

                                    (ix)     To the knowledge of such counsel,
none of the Trust, the Company or any of the Significant Subsidiaries is in breach or violation of any of the terms or provisions of, or in default under (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration under), (A) the terms of the Trust Agreement or its Certificate of Incorporation or By-laws, in each case as amended; (B) the terms of any contract or other agreement known to such counsel to which the Trust, the Company or any Significant Subsidiary is a party or by which any of them is or may be bound or to which any of their properties or assets is or may be subject, which breach, violation or default, in the case of the Company and the Significant Subsidiaries, could have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise;
(C) any statute, rule or regulation of any Government Body having jurisdiction over the Trust, the Company or any Significant Subsidiary, or any of their activities, assets or properties, which breach, violation or default, in the case of the Company and the Significant Subsidiaries, could have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise; or (D) the terms of any judgment, decree or order known to such counsel, of any arbitrator or Governmental Body having such jurisdiction, which breach, violation or default, in the case of the Company and the Significant Subsidiaries, could have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise; provided such counsel shall not be required to opine as to matters involving the Federal or state securities laws, other antifraud provisions, fraudulent transfer laws and the United States Employee Retirement Income Security Act of 1974;

                                    (x)      The deposit accounts of Banco
Popular and of each other Significant Subsidiary of the Company that is a depository institution are insured by the BIF of the FDIC to the legal maximum, and to such counsel's knowledge no proceeding for the termination or revocation of such insurance is pending or threatened. Banco Popular is a member of the Federal Reserve Bank of New York and of the Federal Home Loan Bank of New York; and

                                    (xi)     To the knowledge of such counsel,
none of the Trust, the

Company or any of its Significant Subsidiaries, or any of their respective directors or officers, is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to the business or operations of the Trust, the Company or any of its Significant Subsidiaries, except as disclosed in the Registration Statement or the Prospectus or in the materials incorporated by reference therein, and except, in the case of the Company and the Significant Subsidiaries, for any such order, directive or agreement that is not material to the Company and its Subsidiaries considered as a single enterprise.

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Trust and public officials and, as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Puerto Rico and the United States (to the extent satisfactory in form and scope to counsel for the Underwriters) such counsel may rely upon the opinion of local (including in-house) counsel to the Company. The foregoing opinion shall also state that such counsel has no reason to believe that the Underwriters are not justified in relying upon such opinion of local counsel, and copies of such opinion shall be delivered to the Representative and its counsel.

         In addition, such counsel shall state that in the course of the preparation of the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences such counsel made inquiries of such officers, representatives and Accountants and discussed the contents of the Prospectus and, on the basis of the foregoing and of the experience such counsel has gained through its practice under the Act, nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the date it became effective or the Prospectus as of its date and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in the Prospectus). Such counsel may state that she makes no representation that she has independently verified the accuracy or completeness of the statements contained in the Registration Statement and Prospectus.

         References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.

                  (g) The Representative shall have received the opinion of counsel to J.P. Morgan, as Property Trustee under the Trust Agreement, Indenture Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, dated the Closing Date, to the effect that:

                           (i)      J.P. Morgan is duly incorporated and is
validly existing in good standing as a banking corporation under the law of the United States.

                           (ii)     J.P. Morgan has the power and authority to
execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement.

                           (iii)    Each of the Trust Agreement, the Indenture
and the Guarantee Agreement has been duly authorized, executed and delivered by J.P. Morgan and constitutes a legal, valid and binding obligation of J.P. Morgan, enforceable against J.P. Morgan in accordance with its terms.

                           (iv)     The execution, delivery and performance by
J.P. Morgan of the Trust Agreement, the Indenture and the Guarantee Agreement do not conflict with or constitute a breach of the charter or by-laws of J.P. Morgan.

                           (v)      No consent, approval or authorization of,
or registration with or notice to, any governmental authority or agency of the United States of America governing the banking or trust powers of J.P. Morgan is required for the execution, delivery or performance by J.P. Morgan of the Trust Agreement, the Indenture and the Guarantee Agreement.

                  (h) The Representative shall have received an opinion, dated the Closing Date, from Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, to the effect that:

                           (i)      The Trust has been duly created and is
validly existing in good standing as a business trust under the Delaware Statutory Trust Act (the "Delaware Act"), and all filings required as of the date hereof under the Delaware Act with respect to the creation and valid existence of the Trust as a business trust have been made.

                           (ii)     Under the Trust Agreement and the Delaware
Act, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Prospectus.

                           (iii)    The Trust Agreement constitutes a valid and
legally binding instrument enforceable against the Company and each of the Administrative Trustees in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject to general equity principles and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States).

                           (iv)     Under the Trust Agreement and the Delaware
Act, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, this Agreement, and (ii) to issue, and to perform its obligations under, the Trust Preferred Securities and the Trust Common Securities.

                           (v)      Under the Trust Agreement and the Delaware
Act, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations under this Agreement, have been duly authorized by all necessary trust action on the part of the Trust.

                           (vi)     Under the Delaware Act, the certificate
attached to the Trust Agreement as Exhibit A is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities have been duly authorized by the Trust pursuant to the Trust Agreement and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, and, subject to the qualifications hereinafter expressed in this paragraph (vi), fully paid and non-assessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Trust Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                           (vii)    Under the Trust Agreement and the Delaware
Act, the issuance of the Trust Preferred Securities and the Trust Common Securities is not subject to preemptive or similar rights.

                           (viii)   The issuance and sale by the Trust of the
Trust Preferred Securities and the Trust Common Securities, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (a) any of the provisions of the Certificate of Trust or the Trust Agreement, (b) any applicable Delaware law or Delaware administrative regulation.

                  (i) The Representative shall have received an opinion, dated the Closing Date, from O'Neill & Borges, counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Representative.

                  (j) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery (the "Accountants Letter"), addressed to the Representative and in form and substance satisfactory to the Representative, to the effect that:

                           (i)      they are independent accountants within the
meaning of the Act and the applicable published rules and regulations thereunder;

                           (ii)     in their opinion, the consolidated
financial statements of the Company and its Subsidiaries audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange

Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

                           (iii)    on the basis of procedures (but not an
audit in accordance with the Public Company Accounting Oversight Board) consisting of (a) reading the minutes of meetings of the stockholders and the Board of Directors of the Company since December 31, 2003, as set forth in the minute books through a date five business days before the date hereof; (b) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information" on the unaudited consolidated interim financial statements of the Company and its Subsidiaries included in the Prospectus and reading the unaudited interim financial data for the period from the date of the latest audited balance sheet incorporated by reference in the Prospectus to the date of the latest available interim financial data; and
(c) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention (as of a date not earlier than five business days before the date hereof) as a result of the foregoing procedures that caused them to believe that: (1) the unaudited consolidated interim financial statements incorporated by reference in the Registration Statement or in the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder; (2) any material modifications should be made to the unaudited consolidated interim financial statements, if any, incorporated by reference in the Registration Statement or in the Prospectus, for them to be in conformity with generally accepted accounting principles; (3)(i) at the date of the latest available interim financial data and at a specified date not earlier than five business days before the date hereof, there was any decrease in the total assets or consolidated stockholders' equity, any increase in long term debt, or any change in capital stock of the Company and its Subsidiaries as compared with amounts shown in the most recent balance sheet incorporated by reference in the Prospectus and (ii) for the period from the date of the most recent balance sheet incorporated by reference in the Prospectus to the date of the latest interim financial data available, and to a date not earlier than five business days before the date hereof, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income, non-interest income, or in the total or per share amounts of net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes or decreases; and

                           (iv)     the information set forth under the heading
"Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends" in the Prospectus, under the heading "Selected Consolidated Financial and Other Data" in the Prospectus Supplement, and under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Statistical Summaries-Statements of Condition" and "Statistical Summaries-Statements of Income" in the Company's Annual Report, incorporated by reference in the Prospectus, which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records and analysis or computations, is in agreement with such records or computations made therefrom.

         At the Closing Date, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Accountants Letter, that nothing has come to their attention during the period from the date of the Accountants Letter referred to in the prior sentence to a date (specified in the letter) not more than five business days prior to the Closing Date, which would require any change in the original letter if it were required to be dated and delivered at the Closing Date.

         In the event that the Accountants Letter sets forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letter shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Trust Preferred Securities as contemplated by the Registration Statement and the Prospectus, as amended as of the date hereof.

                  (k) At the Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer, or any Senior Executive Vice President and the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company and with respect to the Trust, by an Administrative Trustee of the Trust, in form and substance satisfactory to the Representative, to the effect that to the best of their knowledge:

                           (i)      Each signer of such certificate has
carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

                           (ii)     Each of the representations and warranties
of the Trust and the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects; each of the covenants required herein to be performed by any of them on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

                           (iii)    No stop order suspending the effectiveness
of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission.

                           (l)      The Trust Preferred Securities shall be
qualified for sale in such states and possessions as the Representative may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                           (m)      The Company and the Trust shall have
furnished to the Representative such officers' certificates, certificates of government officials, letters and other documents, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, and as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

                           (n)      The Representative shall have received
copies, duly certified by the Secretary or an Assistant Secretary of the Company, of the resolutions or other corporate actions adopted or taken by the Company in connection with the transactions contemplated herein.

                           (o)      The Representative shall have received a
copy of the certificate of incorporation of the Company, as amended, certified as of a recent date by the appropriate officer of the Commonwealth, together with certificates dated as of a recent date from the Secretary of the Sate of the Commonwealth as to the existence and good standing of the Company under the laws of the Commonwealth and copies of the by-laws of the Company certified by the Secretary or an Assistant Secretary of the Company. The Representative shall further have received a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Trust Agreement, the Indenture and the Guarantee Agreement.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         If (i) any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Trust and the Company in writing or by telephone or facsimile confirmed in writing.

         7.       Indemnification and Contribution.

                  (a) Each of the Trust and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement made by the Company in
Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Trust Preferred Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or
(iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such other person for any legal or other expenses reasonably incurred by such Underwriter or such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability is based solely upon an untrue statement or omission or alleged untrue statement or omission in any of such documents made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion therein; provided, further that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any such other person) from whom the person asserting any such loss, claim, damage, liability or action purchased Trust Preferred Securities which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Trust Preferred Securities to such person, in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(f). This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such

Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such other person from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and the Trust, its respective employees, officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against all losses, claims, damages or liabilities (or actions in respect thereof) to which any of them may become subject under the Act or other federal, state or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the statements relating to the Underwriters set forth under the heading "Underwriting" (which do not include information on the Company's expenses and the listing of the Trust Preferred Securities) constitute the only information furnished in writing to the Company by the Representative on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 7, notify the indemnifying party or parties of the commencement thereof, but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this
Section 7 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party and it notifies an indemnifying party or parties of its commencement, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood that, in connection with such action, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to the fees and expenses of local counsel necessary in connection with any such proceedings) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 7, representing the indemnified parties under paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party, unless such indemnified party waived its right under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

                  (d) If the indemnification provided for in the foregoing paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Trust Preferred Securities or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Trust Preferred Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by it with respect to the Trust Preferred Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act will have the same rights to contribution as such Underwriter, and each director or officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). The provisions of section 7(c) shall be applicable to any claim for contribution under this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this Section 7(d), notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligations it or they may have hereunder or otherwise than under this paragraph (d) or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters,
(ii) acceptance of any of the Trust Preferred Securities and payment therefor or (iii) any termination of this Agreement.


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
         8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date by notice to the Company and the Trust from the Representative, without liability on the part of any Underwriter to the Company and the Trust if, prior to delivery and payment for the Securities, in the sole judgment of the Representative, (i) trading in the Common Stock, the Preferred Stock or any trust preferred securities of the Company or any affiliate of the Company or in securities generally shall have been suspended by the Commission or by the Nasdaq, (ii) minimum or maximum prices shall have been established for the Common Stock, the Preferred Stock or any trust preferred securities of the Company or any affiliate of the Company or for securities generally on either the Nasdaq or the NYSE, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such market or exchange or by order of the Commission or any court or other Governmental Authority, (iii) a general banking moratorium shall have been declared by United States, New York State, or Commonwealth of Puerto Rico authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Trust Preferred Securities on the terms and in the manner contemplated by the Prospectus. Any termination pursuant to Section 8 shall be without liability of any party to any other party except as provided in Sections 5(a) and 7.

         9. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Trust Preferred Securities hereunder and the aggregate number of such Trust Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Trust Preferred Securities to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Trust Preferred Securities by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative), but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Trust Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Trust Preferred Securities that is more than ten percent of the aggregate number of Trust Preferred Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative) of the Trust Preferred Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Trust and the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Closing Date, established as provided in Section 9 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Trust Preferred Securities. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Trust, the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Trust, the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Trust Preferred Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Banco Popular Center, 268 Munoz Rivera Avenue, Hato Rey, PR 00918, Attention: Jorge Junquera, (b) if to the Trust, to the office of the Company, Banco Popular Center, 268 Munoz Rivera Avenue, Hato Rey, PR 00918, Attention: Richard Barrios, or (c) if to the Underwriters, to the office of the Representative, Banco Popular Center, Suite 1020, 268 Munoz Rivera Avenue, Hato Rey, PR 00918,
Attention: Kenneth McGrath, President. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Trust, the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Trust and the Company contained in
Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters, contained in Section 7 of this Agreement shall also be for the benefit of the directors , employees and officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Trust Preferred Securities from any Underwriter shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

         13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUERTO RICO, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.


                                        Very truly yours,

                                        POPULAR CAPITAL TRUST II

                                        By: /s/ Jorge A. Junquera
                                           ------------------------------------
                                        Name:  Jorge A. Junquera
                                        Title:   Administrative Trustee

                                        POPULAR, INC.

                                        By: /s/ Jorge A. Junquera
                                           ------------------------------------
                                        Name: Jorge A. Junquera
                                        Title: Senior Executive Vice-President


Confirmed as of the date first
above mentioned:

POPULAR SECURITIES, INC.
Acting on its behalf and as
representative of the several
Underwriters named in
Schedule 1 hereof


By: /s/ Patricia Pumarada
   -----------------------------
Name:  Patricia Pumarada
Title: Vice President

                                                                     SCHEDULE 1


                                  UNDERWRITERS

                                                      Aggregate Number of Trust
                                                      Preferred Securities to
                                                      be Purchased



Popular Securities, Inc.                                          5,198,960
Banc of America Securities LLC                                          520
Keefe, Bruyette & Woods, Inc.                                           520

Total:                                                            5,200,000
                                                                  =========


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